Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $802 million up 3% year-over-year

Annual revenue of $2.97 billion up 5% year-over-year

Quarterly subscription revenue of $130 million up 45% year-over-year

Annual subscription revenue of $455 million up 45% year-over-year

Quarterly GAAP diluted EPS of $1.15; non-GAAP diluted EPS of $1.67

Annual GAAP diluted EPS of $3.94; non-GAAP diluted EPS of $5.65

Deferred and unbilled revenue up 12% year-over-year

Board of Directors declares $0.35 per share quarterly dividend

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--January 23, 2019--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2018.

Financial Results

For the fourth quarter of fiscal year 2018, Citrix achieved revenue of $802 million, compared to $778 million in the fourth quarter of fiscal year 2017, representing 3 percent revenue growth. For fiscal year 2018, Citrix reported annual revenue of $2.97 billion, compared to $2.82 billion for fiscal year 2017, a 5 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal year 2018 was $166 million, or $1.15 per diluted share, compared to a net loss of $284 million, or $1.93 per diluted share, for the fourth quarter of fiscal year 2017. Net income (loss) for the fourth quarter of fiscal years 2018 and 2017 includes restructuring charges of $4 million and $54 million, respectively, for severance and facility closing costs. Net loss for the fourth quarter of fiscal year 2017 includes charges for the estimated impact from the enactment of U.S. tax reform related to the transition tax on accumulated overseas profits and the reduction of our U.S. deferred tax assets and liabilities due to the U.S. federal tax rate reduction from 35% to 21%. Approximately $364 million in tax expense was recorded for transition tax on foreign earnings and profits, and approximately $65 million in tax expense was recorded related to the reduction of U.S. deferred tax assets and liabilities, resulting in total charges of $429 million for the fourth quarter of fiscal year 2017.

Annual net income for fiscal year 2018 was $576 million, or $3.94 per diluted share, compared to $22 million, or $0.14 per diluted share for fiscal year 2017. Net income for fiscal years 2018 and 2017 includes restructuring charges of $17 million and $72 million, respectively, for severance and facility closing costs. Annual net income for fiscal year 2018 also includes a $27 million benefit related to adjustments in our estimates of the one-time effects of U.S. tax reform. Annual net income for fiscal year 2017 also includes $429 million in charges for the estimated impact from the enactment of U.S. tax reform related to the transition tax on accumulated overseas profits and the reduction of our U.S. deferred tax assets and liabilities.

Non-GAAP Results

Non-GAAP net income for the fourth quarter of fiscal year 2018 was $232 million, or $1.67 per diluted share, compared to $248 million, or $1.66 per diluted share for the fourth quarter of fiscal year 2017. Non-GAAP net income for the fourth quarter of fiscal years 2018 and 2017 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges and the tax effects related to these items. Non-GAAP net income for the fourth quarter of fiscal year 2017 also excludes the tax impact related to the separation of the GoTo business along with charges for the estimated impact from the enactment of U.S. tax reform related to the transition tax on accumulated overseas profits and the reduction of our US deferred tax assets and liabilities due to the U.S. federal tax rate reduction from 35% to 21%. Non-GAAP net income per diluted share for the fourth quarter of fiscal years 2018 and 2017 also reflects the anti-dilutive impact of the company’s convertible note hedges.

Annual non-GAAP net income for fiscal year 2018 was $791 million, or $5.65 per diluted share, compared to $744 million, or $4.85 per diluted share for fiscal year 2017. Annual non-GAAP net income for fiscal years 2018 and 2017 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, and the tax effects related to these items. Annual non-GAAP net income for fiscal year 2018 excludes a benefit related to adjustments in our estimates of the one-time effects of U.S. tax reform. Annual non-GAAP net income for fiscal year 2017 also excludes costs related to the separation of the GoTo business and related tax impacts along with charges for the estimated impact from U.S. tax reform related to the transition tax and the reduction of our U.S. deferred tax assets and liabilities. Non-GAAP net income per diluted share for fiscal years 2018 and 2017 also reflects the anti-dilutive impact of the company’s convertible note hedges.

In addition to financial results, Citrix also announced that its Board of Directors declared a quarterly cash dividend of $0.35 per share payable on March 22, 2019 to all shareholders of record as of the close of business on March 8, 2019. During the fourth quarter of 2018, Citrix repurchased $380 million of shares, completing its commitment from the fourth quarter of 2017 to return $2 billion to shareholders, and further returned $47 million to shareholders through its inaugural quarterly dividend.

“I am very pleased with our strong fourth quarter and full year results. All of our key performance metrics came in at or above the targets we provided. More importantly, our subscription model transition accelerated,” said David Henshall, president and CEO.

“Today, I believe we have the best product portfolio we’ve ever had and our long-term vision is resonating with both customers and with partners. The opportunities we see in both Digital Workspace and Networking combined with the investments we are making in the business give me confidence in Citrix’s outlook in the years ahead.”

Q4 Financial Summary

In reviewing the results for the fourth quarter of fiscal year 2018 compared to the fourth quarter of fiscal year 2017:

  Subscription revenue increased 45 percent;
  Product and license decreased 11 percent;
  Support and services increased 2 percent;
  Net revenue increased in the EMEA region by 10 percent; increased in the APJ region by 4 percent; and decreased in the Americas region by 1 percent;
  Deferred and unbilled revenue totaled $2.17 billion as of December 31, 2018, compared to $1.94 billion as of December 31, 2017, an increase of 12 percent; and
  Cash flow from operations was $206 million for the fourth quarter of fiscal year 2018, compared to $254 million for the fourth quarter of fiscal year 2017.

During the fourth quarter of fiscal year 2018 (1):

  Subscription revenue as a percentage of total revenue was 16 percent;
  GAAP gross margin was 86 percent and non-GAAP gross margin was 88 percent;
  GAAP operating margin was 25 percent and non-GAAP operating margin was 35 percent; and
  The company repurchased approximately 3.7 million shares during the fourth quarter.

Annual Financial Summary

In reviewing the results for fiscal year 2018 compared to fiscal year 2017:

  Subscription revenue increased 45 percent;
  Product and license decreased 4 percent;
  Support and services increased 2 percent;
  Net revenue increased in the EMEA region by 8 percent; increased in the Americas region by 4 percent; and increased in the APJ region by 3 percent; and
  Cash flow from operations was $1.04 billion for fiscal year 2018 compared with $964 million for fiscal year 2017.

During the year ended December 31, 2018 (1):

  Subscription revenue as a percentage of total revenue was 15 percent;
  GAAP gross margin was 85 percent and non-GAAP gross margin was 87 percent;
  GAAP operating margin was 23 percent and non-GAAP operating margin was 32 percent; and
  The company repurchased 15.0 million shares at an average price of $98.90.

Financial Outlook for Fiscal Year 2019(1)

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2019:

  Net revenue is targeted to be in the range of $3.08 billion to $3.09 billion.
  GAAP operating margin is targeted to be in the range of 21.2 percent to 21.7 percent, and
  Non-GAAP operating margin is targeted to be in the range of 31.5 percent to 32 percent.
  GAAP diluted earnings per share is targeted to approximately $4.03, and
  Non-GAAP diluted earnings per share is targeted to be approximately $6.00.

Financial Outlook for First Quarter 2019(1)

Citrix management expects to achieve the following results for the first quarter of fiscal year 2019 ending March 31, 2019:

  Net revenue is targeted to be in the range of $700 million to $710 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.66 to $0.71, and
  Non-GAAP diluted earnings per share is targeted to be in the range of $1.15 to $1.20.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

(1) A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures."

Fourth Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the company's product lines, competition, demand and pricing dynamics, and our ability to transition to new business models, including a subscription model; the impact of the global economic and political environment on our business, volatility in global stock markets, foreign exchange rate volatility and uncertainty in IT spending; the risks associated with maintaining the security of our products, services, and networks, including securing customer data; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; our ability to expand our customer base and attract more users within our customer base; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the concentration of customers in Citrix’s networking business; the company's ability to innovate and develop new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; transitions in key personnel and succession risk; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, and disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political uncertainty and social turmoil; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Subscription	$129,783	$89,676	$455,276	$314,735
Product and license	210,788	236,786	734,495	766,777
Support and services	461,299	451,395	1,784,132	1,743,174
Total net revenues	801,870	777,857	2,973,903	2,824,686
Cost of net revenues:
Cost of subscription, support and services	70,870	65,680	266,495	250,602
Cost of product and license revenues	29,099	33,633	120,249	123,356
Amortization and impairment of product related intangible assets	12,882	22,626	47,059	65,688
Total cost of net revenues	112,851	121,939	433,803	439,646
Gross margin	689,019	655,918	2,540,100	2,385,040
Operating expenses:
Research and development	116,934	99,323	439,984	415,801
Sales, marketing and services	273,729	241,548	1,074,234	1,006,112
General and administrative	88,192	65,532	315,343	302,565
Amortization and impairment of other intangible assets	4,106	6,119	15,854	17,190
Restructuring	3,587	53,697	16,725	72,375
Total operating expenses	486,548	466,219	1,862,140	1,814,043
Income from operations	202,471	189,699	677,960	570,997
Interest income	11,001	8,763	40,030	27,808
Interest expense	(19,322)	(16,323)	(80,162)	(51,609)
Other (expense) income, net	(6,526)	(16)	(8,373)	3,150
Income from continuing operations before income taxes	187,624	182,123	629,455	550,346
Income tax expense	21,906	466,012	53,788	528,361
Income (loss) from continuing operations	165,718	(283,889)	575,667	21,985
Loss from discontinued operations, net of income taxes	—	—	—	(42,704)
Net income (loss)	$165,718	$(283,889)	$575,667	$(20,719)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$1.24	$(1.93)	$4.23	$0.15
Loss from discontinued operations	—	—	—	(0.28)
Basic net earnings (loss) per share	$1.24	$(1.93)	$4.23	$(0.13)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$1.15	$(1.93)	$3.94	$0.14
Loss from discontinued operations	—	—	—	(0.27)
Diluted net earnings (loss) per share:	$1.15	$(1.93)	$3.94	$(0.13)

Weighted average shares outstanding:
Basic	133,883	147,390	136,030	150,779
Diluted	144,372	147,390	145,934	155,503

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$618,766	$1,115,130
Short-term investments	583,615	632,516
Accounts receivable, net	688,420	712,535
Inventories, net	21,905	13,912
Prepaid expenses and other current assets	174,195	147,330
Total current assets	2,086,901	2,621,423
Long-term investments	574,319	984,328
Property and equipment, net	243,396	252,932
Goodwill	1,802,670	1,614,494
Other intangible assets, net	167,187	141,952
Deferred tax assets, net	136,998	152,362
Other assets	124,578	52,685
Total assets	$5,136,049	$5,820,176

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable	$75,551	$66,893
Accrued expenses and other current liabilities	290,492	277,679
Income taxes payable	44,409	34,033
Current portion of deferred revenues	1,345,243	1,308,474
Convertible notes, short term	1,155,445	—
Total current liabilities	2,911,140	1,687,079

Long-term portion of deferred revenues	489,329	555,769
Long-term debt	741,825	2,127,474
Long-term income taxes payable	285,627	335,457
Commitments and contingencies
Other liabilities	148,499	121,936
Temporary equity from Convertible notes	8,110	—
Stockholders' equity:
Preferred stock at $.01 par value: 5,000 shares authorized, none issued and outstanding	—	—
Common stock	310	306
Additional paid-in capital	5,404,500	4,883,670
Retained earnings	4,169,019	3,509,484
Accumulated other comprehensive loss	(8,154)	(10,806)
Less - common stock in treasury, at cost	(9,014,156)	(7,390,193)
Total stockholders' equity	551,519	992,461
Total liabilities, temporary equity and stockholders' equity	$5,136,049	$5,820,176

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Year Ended
December 31, 2018

OPERATING ACTIVITIES
Net income	$575,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	219,140
Stock-based compensation expense	203,619
Deferred income tax expense	(13,156)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	7,950
Other non-cash items	11,871
Total adjustments to reconcile net income to net cash provided by operating activities	429,424
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	18,703
Inventories	(8,239)
Prepaid expenses and other current assets	(7,855)
Other assets	(33,638)
Income taxes, net	(56,988)
Accounts payable	6,804
Accrued expenses and other current liabilities	36,967
Deferred revenues	69,499
Other liabilities	5,001
Total changes in operating assets and liabilities, net of the effects of acquisitions	30,254
Net cash provided by operating activities	1,035,345
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(466,687)
Proceeds from sales of available-for-sale investments	455,417
Proceeds from maturities of available-for-sale investments	468,145
Purchases of property and equipment	(69,354)
Cash paid for acquisitions, net of cash acquired	(248,929)
Cash paid for licensing agreements and technology	(3,210)
Other	(3,202)
Net cash provided by investing activities	132,180
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	164
Repayment of acquired debt	(5,674)
Stock repurchases, net	(1,261,153)
Cash paid for tax withholding on vested stock awards	(71,593)
Common stock cash dividends paid	(46,799)
Repayment on convertible notes	(272,986)
Net cash used in financing activities	(1,658,041)
Effect of exchange rate changes on cash and cash equivalents	(5,848)
Change in cash and cash equivalents	(496,364)
Cash and cash equivalents at beginning of period	1,115,130
Cash and cash equivalents at end of period	$618,766

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to intangible assets and debt discount, stock-based compensation expenses and charges associated with the Company’s restructuring programs, separation costs, the related tax effect of those items, charges or benefits related to the implementation of U.S. tax reform and separation-related tax charges. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.
  Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company. The Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Tax charges or benefits resulting from the enactment of U.S. tax reform are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. Therefore, the Company believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.
Non-GAAP Financial Measures Reconciliation
(In thousands, except per share, gross margin and operating margin data - unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended
December 31, 2018
GAAP gross margin	85.9%
Add: stock-based compensation	0.3
Add: amortization of product related intangible assets	1.4
Non-GAAP gross margin	87.6%
Three Months Ended
December 31, 2018
GAAP operating margin	25.2%
Add: stock-based compensation	7.4
Add: amortization of product related intangible assets	1.4
Add: amortization of other intangible assets	0.5
Add: restructuring charges	0.5
Non-GAAP operating margin	35.0%
	Three Months Ended December 31,
	2018	2017
GAAP net income (loss)	$165,718	$(283,889)
Add: stock-based compensation	59,313	37,901
Add: amortization of product related intangible assets	11,084	22,626
Add: amortization of other intangible assets	4,106	6,119
Add: amortization of debt discount	7,916	8,621
Add: restructuring charges	3,587	53,697
Less: tax effects related to above items	(14,772)	(33,580)
Add: separation-related tax charges	—	7,600
Add: (benefit) charges related to U.S. tax reform	(4,831)	429,400
Non-GAAP net income	$232,121	$248,495
	Three Months Ended December 31,
	2018	2017
Number of shares used in diluted earnings (loss) per share calculations:
GAAP weighted average shares outstanding	144,372	147,390
Less: effect of convertible note hedges*	(5,713)	2,356
Non-GAAP weighted average shares outstanding	138,659	149,746

	Three Months Ended December 31,
	2018	2017
GAAP earnings (loss) per share - diluted	$1.15	$(1.93)
Add: stock-based compensation	0.41	0.25
Add: amortization of product related intangible assets	0.08	0.15
Add: amortization of other intangible assets	0.03	0.04
Add: amortization of debt discount	0.05	0.06
Add: restructuring charges	0.02	0.36
Less: tax effects related to above items	(0.10)	(0.21)
Add: separation-related tax charges	—	0.05
Add: (benefit) charges related to U.S. tax reform	(0.04)	2.87
Add: effect of convertible note hedges*	0.07	0.02
Non-GAAP earnings per share - diluted	$1.67	$1.66

*Per ASC 260, anti-dilutive shares were excluded from GAAP weighted average shares outstanding due to Q4'17 including a GAAP loss. These shares were included in the non-GAAP weighted average shares outstanding as Q4'17 included non-GAAP net income.

Twelve Months Ended
December 31, 2018
GAAP gross margin	85.4%
Add: stock-based compensation	0.3
Add: amortization of product related intangible assets	1.5
Non-GAAP gross margin	87.2%
Twelve Months Ended
December 31, 2018
GAAP operating margin	22.8%
Add: stock-based compensation	6.9
Add: amortization of product related intangible assets	1.5
Add: amortization of other intangible assets	0.5
Add: restructuring charges	0.6
Non-GAAP operating margin	32.3%
	Twelve Months Ended December 31,
	2018	2017
GAAP net income	$575,667	$21,985
Add: stock-based compensation	203,619	165,120
Add: amortization of product related intangible assets	45,261	65,688
Add: amortization of other intangible assets	15,854	17,190
Add: amortization of debt discount	34,228	34,039
Add: separation costs	—	514
Add: restructuring charges	16,725	72,375
Less: tax effects related to above items	(72,725)	(116,079)
Add: separation-related tax charges	—	53,727
Add: (benefit) charges related to U.S. tax reform	(27,178)	429,400
Non-GAAP net income	$791,451	$743,959

	Twelve Months Ended December 31,
	2018	2017
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	145,934	155,503
Less: effect of convertible note hedges	(5,769)	(2,231)
Non-GAAP weighted average shares outstanding	140,165	153,272
	Twelve Months Ended December 31,
	2018	2017
GAAP earnings per share - diluted	$3.94	$0.14
Add: stock-based compensation	1.40	1.06
Add: amortization of product related intangible assets	0.31	0.42
Add: amortization of other intangible assets	0.11	0.11
Add: amortization of debt discount	0.23	0.22
Add: restructuring charges	0.12	0.47
Less: tax effects related to above items	(0.50)	(0.75)
Add: separation-related tax charges	—	0.35
Add: (benefit) charges related to U.S. tax reform	(0.18)	2.76
Add: effect of convertible note hedges	0.22	0.07
Non-GAAP earnings per share - diluted	$5.65	$4.85

Forward Looking Guidance

	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31,	December 31,
	2019	2019
GAAP earnings per share - diluted	$0.66 to $0.71	$4.03
Add: adjustments to exclude the effects of amortization of intangible assets	0.09	0.32
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.44	2.00
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.06
Less: tax effects related to above items	(0.09 to 0.19)	(0.49)
Add: effect of convertible note hedges	0.05	0.08
Non-GAAP earnings per share - diluted	$1.15 to $1.20	$6.00
For the Twelve Months Ended December 31, 2019
GAAP operating margin	21.2% to 21.7%
Add: stock-based compensation	8.9
Add: amortization of product related intangible assets	1.4
Non-GAAP operating margin	31.5% to 32.0%

CONTACT:
For media inquiries, contact:
Eric Armstrong, Citrix Systems, Inc.
(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:
Traci Tsuchiguchi, Citrix Systems, Inc.
(408) 790-8467 or traci.tsuchiguchi@citrix.com